Exhibit 10.07

SEVENTH AMENDMENT TO LEASE

THIS SEVENTH AMENDMENT TO LEASE (this “Amendment”) is made as of this 20th day of November, 2007, by and between HULL POINT LLC, a Maryland limited liability company (“Landlord”) and UNDER ARMOUR, INC., a Maryland corporation (“Tenant”), formerly known as KP Sports, Inc.

R.1. By that Office Lease dated March 29, 2002 by and between Landlord and Tenant, as amended by: (a) that First Amendment to Lease dated September 10, 2002, (b) that Second Amendment to Lease dated March 6, 2003, (c) that Third Amendment to Lease dated June 23, 2004, (d) that Fourth Amendment to Lease dated October 12, 2006, (e) that Fifth Amendment to Lease dated December 1, 2006, and (f) that Sixth Amendment to Lease dated May 1, 2007 (collectively, the “Existing Lease”), Landlord leased to Tenant those certain premises consisting of: (i) 31,880 rentable square feet of space on the third floor, (ii) 4,661 rentable square feet of space on the fourth floor, (iii) 463 rentable square feet on the bridge of the Ivory Building, (iv) 8,581 rentable square feet of space on the second floor of the Dawn Building, and (v) 4,400 rentable square feet of space on the second floor bridge between the Tide and Ivory Buildings, (vi) 5,000 rentable square feet of space on the second floor of the Tide Building (“Suite 200”), (vii) 12,594 rentable square feet of space on the third floor of the Tide Building (“Suite 300”), and (viii) 1,673 rentable square feet of space on the second floor of the Tide Building (“Suite 210”) (the “Existing Premises”) located at Tide Point, 1020 Hull Street, Baltimore, Maryland 21230 (the Existing Lease together with this Amendment are referred collectively as the “Lease”).

R.2. Landlord and Tenant desire to amend the Lease upon the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1. Amendments to Lease. The Lease is hereby amended as follows:

1.1 Existing Premises. The rentable square footage of space on the second floor bridge between the Tide and Ivory Buildings shall be changed from 4,400 rentable square feet to 4,440 rentable square feet.

2. Survival and Conflict. The Lease shall remain in full force and effect, fully binding on Landlord and Tenant and unmodified except as expressly provided herein. In the event of any conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall govern.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment on the date written first above.

LANDLORD:	HULL POINT LLC, a Maryland limited liability company

/s/ Katherine Alte	By:	/s/ Carl W. Struever	(SEAL)
Witness	Name:	Carl W. Struever
	Title:	Member

TENANT:	UNDER ARMOUR, INC. (formerly known as KP SPORTS, INC.), a Maryland corporation

/s/ John P. Stanton	By:	/s/ J.Scott Plank	(SEAL)
Witness	Name:	J. Scott Plank
	Title:	Senior Vice President of Retail

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